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SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Ross Stores, Inc.
(Name of Registrant as Specified In Its Charter)
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ROSS STORES, INC.

Street Address Correction Regarding Annual Meeting of Stockholders
to be Held on May 21, 2014

To Our Stockholders:

As indicated in the Notice of Annual Meeting and related proxy materials dated April 8, 2014, the 2014 Ross Stores, Inc. Annual Meeting of Stockholders (the "Annual Meeting") will be held on Wednesday, May 21, 2014 at 1:00 p.m. PDT, at the Garden Court Hotel, in Palo Alto, California 94301. However, the correct street address for the Garden Court Hotel is 520 Cowper Street.

The previously filed Notice of Annual Meeting, definitive proxy statement, notice and access letter, and any other materials provided in connection with the Annual Meeting are hereby amended to correct the typographical error in the street address as follows: all references to “420 Cowper Street” are replaced with “520 Cowper Street.”